Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

March 13, 2013

Board of Trustees
Hersha Hospitality Trust
44 Hersha Drive
Harrisburg, Pennsylvania 17102

Hersha Hospitality Trust
Registration Statement on Form S-3 Relating to 2,952,625 Class A Common Shares

Ladies and Gentlemen:

We are acting as counsel to Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the resale from time to time by the selling shareholder named in the Registration Statement (the “Selling Shareholder”) of up to 2,952,625 shares (the “Shares”) of the Company’s Class A common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).  The Selling Shareholder acquired the Shares in the Company’s October 2010 underwritten public offering.

In connection with the foregoing we have examined:

(i)	the Registration Statement and the related form of prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(ii)
the Underwriting Agreement, dated October 19, 2010, by and among the Company and Hersha Hospitality Limited Partnership (the “Partnership”), on the one hand, and the several underwriters listed on Schedule A thereto, on the other hand (the “October 2010 Underwriting Agreement”);

(iii)
a certificate of the Assistant Secretary of the Company (“Secretary Certificate”), to which is attached: (a) the Company’s Declaration of Trust, as amended and supplemented through the date hereof (the “Declaration of Trust”); (b) the Bylaws of the Company (the “Bylaws”); and (c) the resolutions adopted by the Board of Trustees of the Company (the “Board”) dated October 15, 2010 and the resolutions adopted by the Pricing Committee of the Board on October 19, 2010; and

Board of Trustees
Hersha Hospitality Trust
March 13, 2013
Page

(iv)	a certificate of the SDAT as to the good standing of the Company, dated as of February 25, 2013 (the “SDAT Certificate”).

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the legal capacity of natural persons and (iv) the genuineness of all signatures.

As to factual matters, we have relied upon the Secretary’s Certificate and upon certificates of public officials.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.           The Company is a real estate investment trust, duly formed and existing under the laws of the State of Maryland and is in good standing with the SDAT and has the requisite power to issue the Shares.

2.           The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We do not purport to express an opinion on any laws other than the Maryland REIT Law.  Our opinion in paragraph 1 above is based solely on our review of the SDAT Certificate and is given as of the date thereof.  We express no opinion as to the applicability or effect of any state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or fraudulent conveyances.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.  We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter.  The opinions expressed in this letter speak only as of its date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP
Hunton & Williams LLP